As filed with the Securities and Exchange Commission on March 21, 2013
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
VOXX INTERNATIONAL CORPORATION (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	5065 (Primary Standard Industrial Classification Number)	13-1964841 (I.R.S. Employer Identification Number)
180 Marcus Boulevard Hauppauge, New York 11788 (631) 231-7750 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Robert S. Levy, Esq.
Levy, Stopol & Camelo, LLP
General Counsel
VOXX International Corporation
180 Marcus Boulevard
Hauppauge, New York 11788
(631) 231-7750
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Laurence S. Hughes, Esq. Duane Morris LLP 1540 Broadway, 14th Floor New York, NY 10036-4086 (212) 692-1000		Richard A. Silfen, Esq. Duane Morris LLP 30 South 17th Street Philadelphia, PA 19103 (215) 979-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐            Accelerated Filer ☒

Non-Accelerated Filer ☐            Smaller reporting company ☐

 If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (1)(3)(4)	Amount of registration fee (3)
Preferred Stock
Depositary Shares (5)
Warrants
Subscription Rights
Debt Securities
Class A Common Stock, $0.01 par value
Units (6)
Total			$200,000,000	$27,280

(1)
Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(6)
Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registration Statement, which securities may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 21, 2013
PROSPECTUS

$200,000,000 VOXX INTERNATIONAL CORPORATION PREFERRED STOCK DEPOSITARY SHARES WARRANTS SUBSCRIPTION RIGHTS DEBT SECURITIES CLASS A COMMON STOCK UNITS

We may from time to time offer at the time of our acquisition of businesses, assets or securities of other companies, whether by purchase, merger or any other form of business combination, any combination of preferred stock; depositary shares; warrants to purchase preferred stock, depositary shares, debt securities, Class A common stock or units; subscription rights to purchase preferred stock, depositary shares, debt securities, Class A common stock or units; debt securities; Class A common stock; and units consisting of the foregoing, each as described in this prospectus, in one or more offerings. The debt securities, preferred stock, subscription rights and warrants may be convertible into or exercisable or exchangeable for our Class A common stock or preferred stock. The aggregate initial offering price of all securities issued under this prospectus will not exceed $200,000,000.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.
The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired businesses, merging the acquired businesses with us or one of our subsidiaries or acquiring the acquired businesses through one of our subsidiaries. We expect that the price of the securities we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the securities, when the acquisition is completed or during some other negotiated period. We may issue securities at fixed offering prices, which may be changed, or at other negotiated prices. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.
We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder's fees in connection with certain acquisitions and, in some cases, we may issue securities under this prospectus in full or partial payment of such fees. Any person receiving a finder's fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.
We may also permit individuals or entities who have received or will receive our securities in connection with the business combinations described above to use this prospectus to cover resales of those securities. See “Reselling Securities” for information relating to resales of our securities pursuant to this prospectus.
Our common stock is traded on the NASDAQ Global Select Market, under the symbol “VOXX.” On March 20, 2013, the closing price of our common stock was $10.71.
Investing in our securities involves risks. In determining whether to accept our securities as all or part of the purchase price for our acquisition of your business, assets or securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 and in any applicable prospectus supplement we have authorized for use, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is _______, 2013.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in connection with the acquisition of one or more businesses. We may issue these securities in connection with our acquisition of the businesses, assets or securities of other companies, whether by purchase, merger, or any other form of business combination. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired businesses, merging the acquired businesses with us or one of our subsidiaries or acquiring the acquired businesses through one of our subsidiaries. We expect that the price of the securities we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the securities, when the acquisition is completed or during some other negotiated period. We may issue securities at fixed offering prices, which may be changed, or at other negotiated prices. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.
This prospectus provides you with a general description of the securities we may offer. Each time we issue securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”
With our consent, persons who have received or will receive securities under this prospectus in connection with acquisitions may use this prospectus to sell such securities at a later date. We refer to these persons in the prospectus as selling security holders. Please see the information described under the heading “Reselling Securities” to find out more information about resales of the securities by the selling security holders.
You should rely only on the information contained in this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you. Neither we nor any selling security holders has provided, and neither we nor any selling security holders has authorized anyone else to provide, you with different or additional information. We are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein is accurate as of any date other than the date on the front of this prospectus or the filing date of any document incorporated by reference, regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
As used in this prospectus, “VOXX,” “the Company,” “we,” “our” and “us” refer to VOXX International Corporation, a corporation organized under the laws of the State of Delaware, and its consolidated subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We make periodic filings and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Securities Exchange Act of 1934, or the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements and other information that we file with the SEC. Also visit us at www.voxxintl.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement. Our Web site address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our Web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” certain documents that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	Annual report on Form 10-K for the year ended February 29, 2012 filed with the SEC on May 14, 2012;

•	Quarterly report on Form 10-Q for the quarters ended May 31, 2012, August 31, 2012 and November 30, 2012 filed with the SEC on July 10, 2012, October 10, 2012, and January 9, 2013, respectively;

•	Current reports on Form 8-K filed on March 20, 2012 (as amended on Form 8-K/A on May 30, 2012), June 1, 2012, July 3, 2012 and July 23, 2012; and

•
The section entitled “Description of Capital Stock—Class A Common Stock and Class B Common Stock” located on page 45 of Amendment No. 2 to our Registration Statement on Form S-3 filed with the SEC on February 2, 2000.

We incorporate by reference the documents listed above and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and prior to the termination of the offering of securities described in this prospectus; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.
This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its Web site.
You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address or telephone number:
VOXX International Corporation
Attention: Chris Lis Johnson, Secretary
180 Marcus Boulevard
Hauppauge, New York 11788
(631) 231-7750

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and any prospectus supplement may contain, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Except for historical information contained in this prospectus, the matters set forth herein are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Statements in this prospectus and any prospectus supplement that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative use of these expressions, use of the future tense and similar words or phrases. Such statements relate to, among other things, income, earnings, cash flows, revenue, change in operations, operating improvements, industries in which VOXX operates and the U.S. and global economies.
Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others:

•	our dependence on a less diversified line of business;

•	our ability to compete directly with Original Equipment Manufacturers and direct imports by our retail customers;

•	our dependence on the economic success of the automotive industry;

•	our lack of long term contracts containing guaranteed customer purchase commitments;

•	our dependence upon a small number of key customers;

•	our ability to develop new products that achieve consumer acceptance;

•	our dependence on our suppliers to provide us with adequate quantities of high quality competitive products;

•	a change of selling prices and technological advances that may cause price erosion;

•	the potential non-renewal of patent/royalty rights or licensing agreements;

•	changes in the social, political, regulatory and economic conditions in the Pacific Rim countries;

•	additional business risks associated with expansion of our international marketing and distribution of our products, including exposure to foreign currency fluctuations;

•	the potential that our products may infringe on the intellectual property rights of others exposing us to costly litigation;

•	the potential impact of seasonal variations in sales;

•	a decline in general economic conditions leading to reduced demand for our products;

•	the potential loss of certain of our executive officers and key employees;

•	any non-compliance with restrictive covenants in our debt agreements;

•
concerns regarding the European debt crisis and market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the Eurozone or the potential dissolution of the euro;

•	failure of financial institutions which hold our cash and cash equivalents;

•	acquisitions and strategic investments may divert our resources and management attention;

•
any changes in future business conditions that cause prior acquisition investments to be impaired and result in substantial write-downs of goodwill and other intangible assets and an associated reduction of our operating income;

•
fluctuation in value of marketable securities and other investments based on economic, operational, competitive, political and technological factors and potential impairment based on their performance;

•	labor disruptions and increased costs due to collective bargaining agreements;

•	our responsibility for product warranties and defects;

•	any insufficiency of our capital resources to meet our future capital and liquidity requirements;

•	exercise of control over our affairs by John J. Shalam, our Chairman, who owns approximately 53% of the combined voting power of our common stock; and

•	our election of the “controlled company” exemption under NASDAQ rules.
Other factors that could cause our actual results, performance or achievements to differ materially from that contemplated by forward-looking statements are discussed under the heading “Risk Factors” beginning on page 5, under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended February 29, 2012, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and in the applicable prospectus supplement.
BECAUSE THE RISK FACTORS REFERRED TO ABOVE COULD CAUSE ACTUAL RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY US OR ON OUR BEHALF, YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE LAWS AND REGULATIONS, WE UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROSPECTUS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS CONTAINED THROUGHOUT THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT OR IN THE INFORMATION INCORPORATED BY REFERENCE HEREIN OR THEREIN.

THE COMPANY
VOXX International Corporation is a leading international distributor in the accessory, mobile and consumer electronics industries. VOXX oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. VOXX provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. VOXX, to further diversify, also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.
We conduct our business through nineteen wholly-owned subsidiaries: American Radio Corp., Audiovox Electronics Corporation, Audiovox Accessories Corp., Audiovox Consumer Electronics, Inc., Audiovox German Holdings GmbH, Audiovox Venezuela, C.A., Audiovox Canada Limited, Audiovox Hong Kong Ltd., Audiovox International Corp., Audiovox Mexico, S. de R.L. de C.V., Technuity, Inc., Code Systems, Inc., Oehlbach Kabel GmbH, Schwaiger GmbH, Invision Automotive Systems, Inc., Klipsch Holding LLC, Omega Research and Development, LLC, Audiovox Websales LLC and Hirschmann Car Communication GmbH. We market our products under the Audiovox® brand name, other brand names and licensed brands, such as Acoustic Research®, Advent®, Ambico®, Car Link®, Chapman®, Code-Alarm®, Discwasher®, Energizer®, Energy®, Heco®, Hirschmann Car Communication®, Incaar™, Invision®, Jamo®, Jensen®, Klipsch®, Mac Audio™, Magnat®, Mirage®, Movies2Go®, Oehlbach®, Omega®, Phase Linear®, Prestige®, Pursuit®, RCA®, RCA Accessories®, Recoton®, Road Gear®, Schwaiger®, Spikemaster® and Terk®, as well as private labels through a large domestic and international distribution network.
During the fourth quarter of the year ended February 28, 2013, the Company realigned its subsidiaries into three operating segments based upon the Company's products and internal organizational structure. The operating segments consist of the Automotive, Premium Audio and Consumer Accessories segments. The Automotive segment designs, manufactures, distributes and markets rear-seat entertainment, satellite radio products, automotive security, remote start systems, digital TV tuners, mobile antennas, mobile multimedia, aftermarket/OE-styled radios, car-link smartphone telematics application, collision avoidance systems and location-based services. The Premium Audio segment designs, manufactures, distributes and markets home theater systems, high-end loudspeakers, outdoor speakers, iPod/computer speakers, business music systems, cinema speakers, flat panel speakers, soundbars, headphones and Apple Air Play. The Consumer Accessories segment designs and markets remote controls, reception products, wireless speakers, iPod docks/iPod sound, A/V connectivity, portable/home charging, rechargeable battery packs, digital consumer products and personal sound amplifiers.
Headquartered in Hauppauge, New York, the Company was incorporated in Delaware on April 10, 1987. Our principal executive offices are located at 180 Marcus Boulevard, Hauppauge, New York 11788, and our telephone number is (631) 231-7750. VOXX is listed on the NASDAQ Global Select Market and trades under the symbol “VOXX.”
RISK FACTORS
Investing in our securities involves risk and uncertainties. Please see the risk factors below as well as those under the heading “Item 1A – Risk Factors” in our most recent annual report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks and other uncertainties as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties incorporated by reference include all of the material risks of the Company of which we are currently aware; however, these risks and uncertainties may not be the only risks the Company will face. Additional risks and uncertainties of which we are presently unaware, or that we do not currently deem material, may become important factors that affect us and could materially and adversely affect our business, financial condition, results of operations and the trading price of our securities.

Our success will depend on a less diversified line of business.
Currently, we generate substantially all of our sales from the Automotive, Premium Audio and Consumer Accessories businesses. We cannot assure you that we can grow the revenues of our Automotive, Premium Audio and Consumer Accessories businesses or maintain profitability. As a result, the Company's revenues and profitability will depend on our ability to maintain and generate additional customers and develop new products. A reduction in demand for our existing products and services would have a material adverse effect on our business. The sustainability of current levels of our Automotive, Premium Audio and Consumer Accessories businesses and the future growth of such revenues, if any, will depend on, among other factors:
• the overall performance of the economy and discretionary consumer spending,
• competition within key markets,
• customer acceptance of newly developed products and services, and
• the demand for other products and services.
We cannot assure you that we will maintain or increase our current level of revenues or profits from the Automotive, Premium Audio and Consumer Accessories businesses in future periods.
The Automotive, Premium Audio and Consumer Accessories businesses are highly competitive and face significant competition from Original Equipment Manufacturers (OEMs) and direct imports by our retail customers.
The market for mobile electronics, premium audio products and consumer accessories is highly competitive across all product lines. We compete against many established companies, some of whom have substantially greater financial and engineering resources than we do. We compete directly with OEMs, including divisions of well-known automobile manufacturers, in the autosound, auto security, mobile video and accessories industry. We believe that OEMs have diversified and improved their product offerings and place increased sales pressure on new car dealers with whom they have close business relationships to purchase OEM-supplied equipment and accessories. To the extent that OEMs succeed in their efforts, this success would have a material adverse effect on our sales of automotive entertainment and security products to new car dealers. In addition, we compete with major retailers who may at any time choose to direct import products that we may currently supply.
Our OEM sales are dependent on economic success of automotive industry.
A portion of our OEM sales are to automobile manufacturers. In the past, some domestic OEM manufacturers have reorganized their operations as a result of general economic conditions. There is no guarantee that additional automobile manufacturers will not face similar reorganizations in the future. If additional reorganizations do take place and are not successful, it could have a material adverse effect on a portion of our OEM business.
We do not have long-term sales contracts with any of our customers that contain guaranteed customer purchase commitments.
Sales of many of our products are made by written purchase orders and are terminable at will by either party. We do have long-term sales contracts with certain customers; however these contracts do not require the customers to guarantee specific levels of product purchases over the term of the contracts. The unexpected loss of all or a significant portion of sales to any one of our large customers could have a material adverse effect on our performance.
We depend on a small number of key customers for a large percentage of our sales
The electronics industry is characterized by a number of key customers. Specifically 30%, 26%, 30% and 36% of our sales were to five customers in the nine months ended November 30, 2012, and for Fiscal 2012, 2011 and 2010, respectively. The loss of one or more of these customers could have a material adverse impact on our business.

Sales in our Automotive, Premium Audio and Consumer Accessories businesses are dependent on new products, product development and consumer acceptance.
Our Automotive, Premium Audio and Consumer Accessories businesses depend, to a large extent, on the introduction and availability of innovative products and technologies. If we are not able to continually introduce new products that achieve consumer acceptance, our sales and profit margins may decline.
We depend on our suppliers to provide us with adequate quantities of high quality competitive products and/or component parts on a timely basis.
We do not have long-term contracts with our suppliers. Most of our products are imported from suppliers under short-term purchase orders. Accordingly, we can give no assurance that:
• our supplier relationships will continue as presently in effect,
• our suppliers will be able to obtain the components necessary to produce high-quality, technologically-advanced products for us,
• we will be able to obtain adequate alternatives to our supply sources, should they be interrupted,
• if obtained, alternatively sourced products of satisfactory quality would be delivered on a timely basis, competitively priced, comparably featured or acceptable to our customers,
• our suppliers have sufficient financial resources to fulfill their obligations,
• our suppliers will not be impacted by natural disasters directly or via their supply chains,
• as it relates to products we do not manufacture, our suppliers will not become our competitors.
On occasion, our suppliers have not been able to produce the quantities of products and component parts that we desire. Our inability to manufacture and/or supply sufficient quantities of products that are in demand could reduce our profitability and have a material adverse effect on our relationships with our customers. If any of our supplier relationships were terminated or interrupted, we could experience an immediate or long-term supply shortage, which could have a material adverse effect on our business.
The impact of future selling prices and technological advancements may cause price erosion and adversely impact our profitability and inventory value.
Since we do not manufacture all of our products and do not conduct a majority of our own research, we cannot assure you that we will be able to source technologically advanced products in order to remain competitive. Furthermore, the introduction or expected introduction of new products or technologies may depress sales of existing products and technologies. This may result in declining prices and inventory obsolescence. Since we maintain a substantial investment in product inventory, declining prices and inventory obsolescence could have a material adverse effect on our business and financial results.
Our estimates of excess and obsolete inventory may prove to be inaccurate, in which case the provision required for excess and obsolete inventory may be understated or overstated. Although we make every effort to ensure the accuracy of our forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of our inventory and operating results.
There is no guarantee that patent/royalty rights will be renewed or licensing agreements will be maintained.
Certain product development and revenues are dependent on the ownership and or use of various patents, licenses and license agreements. If the Company is not able to successfully renew or renegotiate these rights, we may suffer from a loss of product sales or royalty revenue associated with these rights or incur additional expense to pursue alternative arrangements.
Because we purchase a significant amount of our products from suppliers in Pacific Rim countries, we are subject to the economic risks associated with inherent changes in the social, political, regulatory and economic conditions in these countries.
We import most of our products from suppliers in the Pacific Rim. Countries in the Pacific Rim have experienced significant social, political and economic upheaval over the past several years. Due to the large concentrations of our purchases in Pacific Rim countries, particularly China, Hong Kong, South Korea, Malaysia and Taiwan, any adverse changes in the social, political, regulatory and economic conditions in these countries may materially increase the cost of the products that we buy from our foreign suppliers or delay shipments of products, which could have a material adverse effect on our business. In addition, our dependence on foreign suppliers forces us to order products further in advance than we would if our products were manufactured domestically. This increases the risk that our products will become obsolete or face selling price reductions before we can sell our inventory.
We plan to continue to expand the international marketing and distribution of our products, which will subject us to risks associated with international operations, including exposure to foreign current fluctuations.
As part of our business strategy, we intend to continue to increase our international sales, although we cannot assure you that we will be able to do so. While geographic diversity helps to reduce the Company’s exposure to risk in any one country or part of the world, it also means that we are subject to the full range of risks associated with significant international operations, including, but not limited to:

•
changes in exchange rates for foreign countries, which may reduce the U.S. dollar value of revenues, profits and cash flows we receive from non-U.S. markets or increase our supply costs, as measured in U.S. dollars, in those markets,

•	exchange controls and other limits on our ability to import raw materials or finished product or to repatriate earnings from overseas,

•	political and economic instability, social and labor unrest or changing macro economic conditions in our markets,

•	foreign ownership restrictions and the potential for nationalization or expropriation of property or other resources, and

•
other foreign and domestic legal and regulatory requirements, including those resulting in potentially adverse tax consequences or other imposition of onerous trade restrictions, price controls or other government controls.

These risks could have a significant impact on our ability to sell our products on a competitive basis in international markets and may have a material adverse effect on our result of operations, cash flows and financial position.
In an effort to reduce the impact of earnings on foreign currency rate movements, we engage in a combination of cost-containment measures and selective hedging of foreign currency transactions. However, these measures may not succeed in offsetting any negative impact of foreign currency rate movements on our business and results of operations.
For example, in February 2013, the government of Venezuela devalued its currency, which will affect our business and results of operations for Fiscal 2013. Likewise, in 2010, our results of operations were impacted by the designation of Venezuela as hyperinflationary and the subsequent currency devaluations in Venezuela that year. Volume restrictions on the conversion of the Venezuelan Bolivar Fuerte to U.S. Dollar limits purchasing activity for our

Venezuelan subsidiary. In March 2013, the president of Venezuela passed away, creating further uncertainty about the country’s political and economic future. Going forward, additional government actions, including further currency devaluations or continued worsening of import authoritative controls, foreign exchange price controls or labor unrest in Venezuela could have further adverse impacts on our business and results of operations.
Our products could infringe the intellectual property rights of others and we may be exposed to costly litigation.
The products we sell are continually changing as a result of improved technology. Although we and our suppliers attempt to avoid infringing known proprietary rights of third parties in our products, we may be subject to legal proceedings and claims for alleged infringement by us, our suppliers or our distributors, of a third party’s patents, trade secrets, trademarks or copyrights.
Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, or require us to either enter into royalty or license agreements which are not advantageous to us or pay material amounts of damages. In addition, parties making these claims may be able to obtain an injunction, which could prevent us from selling our products. We may increasingly be subject to infringement claims as we expand our product offerings.
If our sales during the holiday season fall below our expectations, our annual results could also fall below expectations.
Seasonal consumer shopping patterns significantly affect our business. We generally make a substantial amount of our sales and net income during September, October and November. We expect this trend to continue. December is also a key month for us, due largely to the increase in promotional activities by our customers during the holiday season. If the economy faltered in these periods, if our customers altered the timing or frequency of their promotional activities or if the effectiveness of these promotional activities declined, particularly around the holiday season, it could have a material adverse effect on our annual financial results.
A decline in general economic conditions could lead to reduced consumer demand for the discretionary products we sell.
Consumer spending patterns, especially discretionary spending for products such as mobile, consumer and accessory electronics, are affected by, among other things, prevailing economic conditions, energy costs, raw material costs, wage rates, inflation, consumer confidence and consumer perception of economic conditions. A general slowdown in the U.S. and certain international economies or an uncertain economic outlook could have a material adverse effect on our sales and operating results.
We have debt outstanding and must comply with restrictive covenants in our debt agreements.
Our existing debt agreements contain a number of significant covenants, which limit our ability to, among other things, borrow additional money, make capital expenditures, pay dividends, dispose of assets and acquire new businesses. These covenants also require us to maintain a specified senior secured debt leverage ratio and Earnings Before Interest and Taxes (EBIT) to Interest Expense ratio. If the Company is unable to comply with these covenants, there would be a default under these debt agreements. Changes in economic or business conditions, results of operations or other factors could cause the Company to default under its debt agreements. A default, if not waived by VOXX’s lenders, could result in acceleration of the Company’s debt and possibly bankruptcy.
Concerns regarding the European debt crisis and market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations and financing.
We have concerns regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the Euro and the suitability of the Euro as a single currency given the diverse economic and political circumstances in individual Eurozone countries. These concerns could lead to the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the euro currency entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the Company’s euro-denominated assets and obligations. In addition, concerns over the effect of this financial crisis on financial institutions in Europe and globally could have an adverse impact on the economy generally, and more specifically on the consumers’ demand for our products.
Our cash and cash equivalents could be adversely affected if the financial institutions in which we hold our cash and cash equivalents fail.
Our cash and cash equivalents consist of demand deposits and highly liquid money market funds with original maturities of three months or less at the time of purchase. We maintain the cash and cash equivalents with major financial institutions. Some deposits with these banks exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits or similar limits in foreign jurisdictions. While we monitor daily the cash balances in the operating accounts and adjust the balances as appropriate, these balances could be impacted if one or more of the financial institutions with which we deposit fails or is subject to other adverse conditions in the financial or credit markets. To date, we have experienced no loss or lack of access to our invested cash or cash equivalents; however, we can provide no assurance that access to our invested cash and cash equivalents will not be impacted by adverse conditions in the financial and credit markets.
Acquisitions and strategic investments may divert our resources and management attention; results may fall short of expectations.
We intend to continue pursuing selected acquisitions of and investments in businesses, technologies and product lines as a key component of our growth strategy. Any future acquisition or investment may result in the use of significant amounts of cash, potentially dilutive issuances of equity securities, or the incurrence of debt and amortization expenses related to intangible assets. Acquisitions involve numerous risks, including:
• difficulties in the integration and assimilation of the operations, technologies, products and personnel of an acquired business,
• diversion of management’s attention from other business concerns,
• increased expenses associated with the acquisition, and
• potential loss of key employees or customers of any acquired business.
We cannot assure you that our acquisitions will be successful and will not adversely affect our business, results of operations or financial condition.
We have recorded, or may record in the future, goodwill and other intangible assets as a result of acquisitions, and changes in future business conditions could cause these investments to become impaired, requiring substantial write-downs that would reduce our operating income.
Goodwill and other intangible assets recorded on our balance sheet as of November 30, 2012 was $351,954. We evaluate the recoverability of recorded goodwill and other intangible asset amounts annually, or when evidence of potential impairment exists. The annual impairment test is based on several factors requiring judgment. Changes in our operating performance or business conditions, in general, could result in an impairment of goodwill, if applicable, and/or other intangible assets, which could be material to our results of operations.

We invest in marketable securities and other investments as part of our investing activities. These investments fluctuate in value based on economic, operational, competitive, political and technological factors. These investments could be subject to loss or impairment based on their performance.
The Company has incurred other-than-temporary impairments on its investment in Bliss-tel Public Company Limited ("Bliss-tel") and continues to monitor its investments in a non-controlled corporation as well as its Venezuelan TICC bonds for potential future impairments. In addition, there is no guarantee that the fair values recorded for other investments will be sustained in the future.
We depend heavily on existing directors, management and key personnel and our ability to recruit and retain qualified personnel.
Our success depends on the continued efforts of our directors, executives and senior vice presidents, many of whom have worked with VOXX for over three decades, as well as our other executive officers and key employees. We have no employment contracts with any of our executive officers or key employees, except our President and Chief Executive Officer, as well as certain executive officers of Audiovox Germany, Klipsch and Hirschmann. The loss or interruption of the continued full-time service of certain of our executive officers and key employees could have a material adverse effect on our business.
In addition, to support our continued growth, we must effectively recruit, develop and retain additional qualified personnel both domestically and internationally. Our inability to attract and retain necessary qualified personnel could have a material adverse effect on our business.
A portion of our workforce is represented by labor unions. Collective bargaining agreements can increase our expenses. Labor disruptions could adversely affect our operations.
As of November 30, 2012, approximately 350 of our full-time employees were covered by collective bargaining agreements. While it is unlikely that disruptions to our operations due to labor related problems would have an adverse effect on our business based on the current number of union employees, as the Company continues to pursue selected business acquisitions, it is possible that the number of employees covered by collective bargaining agreements may increase. We cannot predict whether labor unions may be successful in organizing other portions of our workforce or what additional costs we could incur as a result.
We are responsible for product warranties and defects.
Whether we outsource manufacturing or manufacture products directly for our customers, we provide warranties for all of our products for which we have provided an estimated liability. Therefore, we are highly dependent on the quality of our suppliers’ products.
Our capital resources may not be sufficient to meet our future capital and liquidity requirements.
We believe our current funds and available credit lines would provide sufficient resources to fund our existing operations for the foreseeable future. However, we may need additional capital to operate our business if:
• market conditions change,
• our business plans or assumptions change,
• we make significant acquisitions,
• we need to make significant increases in capital expenditures or working capital, or
• our restrictive covenants may not provide sufficient credit.

Our stock price could fluctuate significantly.
The market price of our common stock could fluctuate significantly in response to various factors and events, including:
• operating results being below market expectations,
• announcements of technological innovations or new products by us or our competitors,
• loss of a major customer or supplier,
• changes in, or our failure to meet, financial estimates by securities analysts,
• industry developments,
• economic and other external factors,
• general downgrading of our industry sector by securities analysts,
• inventory write-downs, and
• ability to integrate acquisitions.
In addition, the securities markets have experienced significant price and volume fluctuations over the past several years that have often been unrelated to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our common stock.
John J. Shalam, our Chairman, owns a significant portion of the voting power of our common stock and can exercise control over our affairs.
Mr. Shalam beneficially owns approximately 53% of the combined voting power of both classes of common stock. This will allow him to elect our Board of Directors and, in general, determine the outcome of any other matter submitted to the stockholders for approval. Mr. Shalam's voting power may have the effect of delaying or preventing a change in control of the Company.
We have two classes of common stock: Class A common stock is traded on the Nasdaq Stock Market under the symbol VOXX and Class B common stock, which is not publicly traded and substantially all of which is beneficially owned by Mr. Shalam. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. Both classes vote together as a single class, except in certain circumstances, for the election and removal of directors and as otherwise may be required by Delaware law. Since our charter permits shareholder action by written consent, Mr. Shalam may be able to take significant corporate actions without prior notice and a shareholder meeting.
We exercise our option for the “controlled company” exemption under NASDAQ rules.
The Company has exercised its right to the “controlled company” exemption under NASDAQ rules which enables us to forego certain NASDAQ requirements which include: (i) maintaining a majority of independent directors; (ii) electing a nominating committee composed solely of independent directors; (iii) ensuring the compensation of our executive officers is determined by a majority of independent directors or a compensation committee composed solely of independent directors; and (iv) selecting, or recommending for the Board's selection, director nominees, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Although we do not maintain a nominating committee and do not have a majority of independent directors, the Company notes that at the present time we do maintain a compensation committee comprised solely of independent directors who approve executive compensation, and the recommendations for director nominees are governed by a majority of independent directors. However, election of the “controlled company” exemption under NASDAQ rules allows us to modify our position at any time.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the last five fiscal years and the nine months ended November 30, 2012. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we had no preferred stock outstanding.

	Year Ended					Nine months ended
	Feb. 29, 2008	Feb. 28, 2009	Feb. 28, 2010	Feb. 28, 2011	Feb. 29, 2012	Nov 30, 2012
Ratio of earnings to fixed charges	4.48 x	n/a	8.02 x	4.86 x	7.27 x	3.51 x
USE OF PROCEEDS
Unless otherwise indicated in any prospectus supplement, we do not expect to receive proceeds from the offering of any common stock pursuant to this prospectus other than the businesses, assets or securities acquired in business combination or other transactions.
DESCRIPTION OF SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings the following securities:

•	preferred stock;

•	depositary shares;

•	warrants to purchase preferred stock, depositary shares, debt securities, Class A common stock or units;

•	subscription rights to purchase preferred stock, depositary shares, debt securities, Class A common stock or units;

•	debt securities;

•	Class A common stock; and

•	units comprised of any combination of our preferred stock, depositary shares, warrants, subscription rights, debt securities and Class A common stock.
We may issue the debt securities as exchangeable for or convertible into shares of Class A common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of Class A common stock or another series of preferred stock.
This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

DESCRIPTION OF PREFERRED STOCK
We have authority to issue (i) 1,500,000 shares of series preferred stock, par value $.01 per share and (ii) 50,000 shares of preferred stock, par value $50.00 per share . As of February 28, 2013, we had no shares of preferred stock outstanding.
General
Under our amended and restated certificate of incorporation, our board of directors is authorized generally without stockholder approval to issue shares of series preferred stock from time to time, in one or more series. Prior to issuance of shares of each class or series, our board of directors is required by Delaware law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any shares of preferred stock will, when issued, be fully paid and nonassessable.
For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•
the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	any listing of the preferred stock on any securities exchange;

•	any provisions relating to convertibility or exchangeability of shares of such series and the computation of the conversion or exchange price;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	the procedures for any auction and remarketing, if any, for shares of such series;

•	the provisions for a retirement or sinking fund, if any, for shares of such series;

•	whether shares of such series will be represented by depositary shares;

•	any restrictions on transfer, sale or other assignment;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities while shares of such series are outstanding;

•	the number of shares we are offering and the initial offering price per share;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
Delaware law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value or, unless the amended and restated certificate of incorporation then in effect provided otherwise, the number of authorized shares of such class or change the powers, preferences or special rights of such class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. In addition, our board of directors may authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or which holders might believe to be in their best interest.
Ranking
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
The following is a general description of the terms of the depositary shares we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any depositary shares we offer will be described in the prospectus supplement relating to such depositary shares.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares may be issued.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having such criteria as we deem necessary or appropriate. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.
DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
General Terms
We may issue warrants to purchase preferred stock, depositary shares, debt securities, Class A common stock or units. Warrants may be issued independently or together with other securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and the currency or currencies in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant;

•
in the case of warrants to purchase preferred stock, depositary shares, Class A common stock or units, the number of shares of preferred stock, depositary shares, Class A common stock or units, as the case may be, purchasable upon exercise of one warrant;

•
the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•	the date on which the right to exercise the warrants shall commence and the date on which such right will expire (subject to any extension);

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
if applicable, the procedures for adjusting the exercise price and number of shares of preferred stock, depositary shares, Class A common stock or units purchasable upon the exercise of each warrant upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock, preferred stock or depositary shares;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase such preferred stock, depositary shares, Class A common stock or units at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock, depositary shares or Class A common stock the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Governing Law
The warrants and warrant agreements will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase preferred stock, depositary shares, debt securities, Class A common stock or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering. You should read the particular terms of the document pursuant to which the subscription rights would be issued, which will be described in more detail in the applicable propsectus supplement.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each holder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•
in the case of rights to purchase preferred stock, depositary shares, Class A common stock or units, the number of shares of preferred stock, depositary shares, Class A common stock or units, as the case may be, purchasable upon exercise of one right;

•	the date on which the right to exercise the rights would commence and the date on which the rights shall expire (subject to any extension);

•	the terms of any right of ours to accelerate the exercisability of the rights;

•	if applicable, the minimum or maximum amount of the rights which may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the procedures for adjusting the exercise price and number of shares of preferred stock, depositary shares or Class A common stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock, preferred stock or depositary shares;

•	the effect of any merger, consolidation, sale or other disposition of our business on the rights;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder to purchase such principal amount of securities or shares of stock at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders or persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of rights to purchase preferred stock, depositary shares or Class A common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Governing Law
The rights and subscription certificates will be governed by, and construed in accordance with, the laws of the State of Delaware.
DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Each indenture will be in the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time, which form is incorporated by reference into this prospectus. You should read the indenture because it will control your rights as a holder of debt securities. The terms of the indenture will also be governed by the Trust Indenture Act of 1939, as amended. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

•	the designation or title of the series of debt securities;

•
the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•
whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any listing of the debt securities on a securities exchange;

•	if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other material terms.
The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

•
we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least a majority of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of not less than 33 1/3% in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically, we may not take any of these actions unless all the following conditions are met:

•
if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, any country comprising the European Union, the United Kingdom or Japan, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities—Modification or Waiver—Changes Requiring Approval.”
Further Details Concerning Voting
When taking a vote on proposed changes to the indenture or the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:

•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities—Defeasance—Legal Defeasance.”
We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and
We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), if (1) there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed on the debt securities any differently than absent the release and (2) we put in place the following other arrangements for holders to be repaid:
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and
We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities—Indenture Provisions—Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.
The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
DESCRIPTION OF CLASS A COMMON STOCK
Our authorized common stock consists of (i) 60,000,000 shares of Class A common stock, $.01 par value and (ii) 10,000,000 shares of Class B common stock, $.01 par value. As of February 28, 2013, 21,300,670 shares of our Class A common stock were issued and outstanding and were held of record by 815 stockholders and 2,260,954 shares of our Class B common stock were issued and outstanding and were held of record by four stockholders.
The following description of our common stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are only summaries, and we encourage you to review complete copies of our restated certificate of incorporation and amended and restated bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement and other offering material. Any shares of Class A common stock will, when issued, be fully paid and nonassessable.
Voting Rights
Holders of both classes of common stock vote as a single class on all matters except the election or removal without cause of Class A or Class B directors and any class votes required by Delaware law. In all cases, each share of Class A common stock is entitled to cast one vote per share and each share of Class B common stock is entitled to cast ten votes per share.
Holders of Class A common stock, voting separately as a class, are entitled to elect 25% of our board of directors, rounded up to the nearest whole number, so long as the number of outstanding shares of Class A common stock is at least 10% of the total number of outstanding shares of both classes of common stock. If the number of outstanding shares of Class A common stock should become less than 10% of the total number of outstanding shares of both classes of common stock, directors would then be elected by all stockholders voting as one class, except holders of Class A common stock would have one vote per share and holders of Class B common stock would have ten votes per share.
So long as the number of outstanding shares of Class B common stock is less than 12.5% of the number of outstanding shares of both classes of common stock, directors not elected by the holders of Class A common stock are elected by the holders of both classes of common stock, with holders of Class A common stock having one vote per share and holders of Class B common stock having ten votes per share. If the number of outstanding shares of Class B common stock increases to be at least 12.5% of the number of outstanding shares of both classes of common stock, the holders of a majority of the Class B common stock, voting separately as a class, will elect the directors not elected by holders of the Class A common stock.
Directors may be removed, with or without cause, provided that any removal of directors without cause may be made only by the holders of the class or classes of common stock that elected them. Vacancies in a directorship may be filled by the vote of the class of shares that had previously filled that vacancy, or by the vote of the remaining directors elected by that class. If there are no such directors, the vacancy may be filled by the vote of the remaining directors. Directors elected by some or all of the remaining directors will serve until the next annual meeting.

As of February 28, 2013, the outstanding shares of Class A common stock equal approximately 90.4% of the shares of both classes outstanding, and the holders of Class A common stock have approximately 46.8% of the combined voting power of both classes of common stock.
Dividends
The holders of Class A common stock and Class B common stock are entitled to receive dividends or distributions in equal amounts, except cash dividends. With respect to a cash dividend, the board may pay an equal or greater amount per share on the Class A common stock than on the Class B common stock or declare and pay a cash dividend on the Class A common stock without any dividend being declared and paid on the Class B common stock. Stock dividends are paid on a same class basis. We have never declared or paid cash dividends on our common stock.
Conversion of Class B Common Stock
At the option of the holder, each share of Class B common stock is convertible at any time into one share of Class A common stock.
Restrictions on Transfer of Class B Common Stock
Without the written consent of holders of two-thirds of the outstanding shares of Class B common stock, shares of Class B common stock may not be transferred except to another holder of Class B common stock, family members of the holder and other permitted transferees. Upon any nonpermitted sale or transfer, shares of Class B common stock will automatically convert into an equal number of shares of Class A common stock.
Other Rights
Our stockholders do not have preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of preferred stock, all holders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution upon our liquidation, dissolution or winding up. No shares of common stock are subject to redemption.
Transfer Agent
The transfer agent for our Class A common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF UNITS
The following is a general description of the terms of the units we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any units we offer will be described in the prospectus supplement relating to such units.
General
We may issue units consisting of preferred stock, depositary shares, warrants, subscription rights, Class A common stock and/or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit may be issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately, the relevant provisions of any agreement governing the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Debt Securities” and “Description of Class A Common Stock, “will apply to each unit and to any preferred stock, depositary shares, warrants, subscription rights, Class A common stock and debt securities included in each unit, respectively.
Governing Law
The units and any unit agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.
CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND STATUTES
Delaware Law
We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” during the three-year period after such stockholder becomes an “interested stockholder,” unless:

•
Prior to such time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•
Any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	The affiliates and associates of any such person.
Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of our company including:

•
Our amended and restated certificate of incorporation provides that special meetings of stockholders for any purpose or purposes can be called only upon the request of our President, our board of directors or the holders of shares entitled to at least 25% of all of the shares entitled to vote at the meeting;

this means that minority stockholders cannot force stockholder consideration of a proposal, including a proposal to replace our board of directors, by calling a special meeting of stockholders prior to such time authorized by our President, board of directors, or the holders of at least 25% of all of the shares entitled to vote at the meeting;

•	Our board of directors is authorized to issue preferred stock without stockholder approval;

•
Our board of directors is expressly authorized to make, alter or repeal our amended and restated bylaws and otherwise, at least a majority of the voting power of all of the issued and outstanding shares of our capital stock entitled to vote thereon is required;

•	Our amended and restated certificate of incorporation require advance notice for stockholder proposals and director nominations;

•
Our amended and restated bylaws provide that any action required or permitted to be taken by the holders of capital stock at any meeting of our stockholders may be taken without a meeting by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the proposed action were present and voted;

•	Our amended and restated certificate of incorporation limits the removal of directors and the filling of director vacancies; and

•
We will indemnify officers and directors against losses that may incur in connection with investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

In addition, John J. Shalam, our Chairman, beneficially owns approximately 53% of the combined voting power of both classes of common stock as of February 28, 2013. This will allow him to elect our board of directors and, in general, determine the outcome of any other matter submitted to the stockholders for approval.
RESELLING SECURITIES
In general, the persons to whom we issue securities under this prospectus will be able to resell our securities in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our securities may want to resell those securities in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling security holders who may wish to sell securities offered hereby. As used in this prospectus, “selling security holders” may include donees and pledgees selling securities received from a named selling security holder. However, no person who receives the securities covered by this prospectus will be authorized to use this prospectus for an offer of such securities without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.
Selling security holders may agree that:

•	an offering of securities under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

•	they will enter into custody agreements with one or more banks with respect to such securities; and

•	that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.
Usually, we will not receive any of the proceeds from any sale of securities offered by a selling security holder. If we do receive any proceeds, the arrangements and amount will be disclosed in the relevant prospectus supplement.

Selling security holders may sell securities:

•	through any national securities exchange or automated quotation system on which our securities have been approved for listing or trading in the future or otherwise;

•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell securities as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.
Securities may be sold at a fixed offering price, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling security holders and/or the purchasers of securities. The proceeds to a selling security holder from any sale of securities will be reduced by any compensation and any expenses to be borne by the selling security holder.
If required by the Securities Act and the rules of the SEC, at the time a particular offer of securities is made a supplement to this prospectus will be delivered that identifies any persons reselling securities acquired under this prospectus and will provide information about them and describe any material arrangements for the distribution of securities and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling security holder. We may agree to keep the registration statement relating to the offering and sale by the selling security holders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.
Selling security holders and any brokers, dealers, underwriters or agents that participate with a selling security holder in the distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We may agree to indemnify selling security holders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.
Selling security holders may also offer securities acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling security holders should seek the advice of their own counsel about the legal requirements for such sales.
PLAN OF DISTRIBUTION

This prospectus covers securities that we may issue from time to time in connection with acquisitions of businesses, assets or securities of other companies. In addition to the securities offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.
We expect the terms of acquisitions involving the issuance of the securities covered by this prospectus to be determined by direct negotiations between our representatives and the owners or controlling persons of the businesses, assets or securities to be acquired. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the businesses to be acquired and its management, the strategic market position of the businesses to be acquired, its assets, earning power, cash flow and growth potential, and the market value of its securities, including common stock, when pertinent. The value of our securities issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of the securities. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the securities or during some other negotiated period. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.
In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving securities covered by this prospectus that will limit the number of securities that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We may also determine to waive any such agreements without public notice.
In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.
LEGAL MATTERS
Duane Morris LLP, New York, New York, will pass on the validity of the shares of common stock offered by this prospectus.
EXPERTS
The audited consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

VOXX INTERNATIONAL CORPORATION

$200,000,000

PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
SUBSCRIPTION RIGHTS
DEBT SECURITIES
CLASS A COMMON STOCK
UNITS

PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. Indemnification of Directors and Officers.
Our policy and amended and restated bylaws provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation law, we are permitted to offer indemnification to our directors, officers, employees and agents.
Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
“Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.
(e)    Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)    For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Article VIII, Section 1 of our amended and restated bylaws provides:
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who had ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of (i) an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an “undertaking”) and (ii) assurances that the indemnitee can fulfill such undertaking, in form and substance satisfactory to the Board of Directors by a majority vote of a quorum consisting of directors who are not party to the proceeding; provided, however, that in the event all of the directors are party to the proceeding, no such assurances shall be required.

Item 21. Exhibits.
The following exhibits are filed herewith or incorporated by reference herein.

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on April 17, 2000 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended November 30, 2000).

3.2	Certificate of Ownership and Merger (incorporated by reference to the Company's Form 8-K filed on December 6, 2011).
3.3	Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Form 8-K filed on December 6, 2011).
4.1*	Specimen Certificate for Shares of Class A Common Stock of VOXX International Corporation
4.2**	Specimen Preferred Stock Certificate
4.3**	Form of Deposit Agreement
4.4**	Form of Depositary Receipt
4.5**	Form of Warrant Agreement
4.6**	Form of Warrant Certificate
4.7**	Form of Subscription Rights Agreement
4.8**	Form of Subscription Rights Certificate
4.9*	Form of Indenture (including form of Note)
4.10*	Form of Debt Security (included in Exhibit 4.9)
4.11**	Form of Unit Agreement
4.12**	Form of Unit Certificate
4.13**	Form of Certificate of Designation for Preferred Stock
5.1*	Opinion of Duane Morris LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages hereto)
25.1**	Statement of Eligibility of Trustee on Form T-1

*    Filed herewith.
**    To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.
ITEM 22. Undertakings.
(a)    The undersigned registrants hereby undertake:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    The undersigned registrants hereby undertake that, prior to any public reoffering of the securities hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4. Further, the undersigned registrants hereby undertake that every prospectus (i) that is filed pursuant to this paragraph (c), or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 of the Securities Act of 1933, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(e)    If and when applicable, the undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.
(f)    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(g)    The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hauppauge, State of New York, on March 21, 2013.

VOXX INTERNATIONAL CORPORATION

By: /s/ Patrick M. Lavelle
Name: Patrick M. Lavelle,
Title: President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Patrick M. Lavelle and Charles M. Stoehr, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable VOXX International Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Patrick M. Lavelle Patrick M. Lavelle	President and Chief Executive Officer (Principal Executive Officer) and Director	March 21, 2013
/s/ Charles M. Stoehr Charles M. Stoehr	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Director	March 21, 2013
/s/ Loriann Shelton Loriann Shelton	Chief Accounting Officer (Principal Accounting Officer)	March 21, 2013
/s/ John J. Shalam John J. Shalam	Chairman of the Board of Directors	March 21, 2013
/s/ Philip Christopher Philip Christopher	Director	March 21, 2013
/s/ Peter A. Lesser Peter A. Lesser	Director	March 21, 2013
/s/ Fred S. Klipsch Fred S. Klipsch	Director	March 21, 2013
/s/ Paul C. Kreuch, Jr. Paul C. Kreuch, Jr.	Director	March 21, 2013
/s/ Dennis McManus Dennis McManus	Director	March 21, 2013
/s/ Ari M. Shalam Ari M. Shalam	Director	March 21, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Specimen Certificate for Shares of Class A Common Stock of VOXX International Corporation
4.9*	Form of Indenture (including form of Note)
4.10*	Form of Debt Security (included in Exhibit 4.9)
5.1*	Opinion of Duane Morris LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages hereto)

*Filed herewith